Exhibit 99.1

AppLovin Announces First Quarter 2022 Financial Results

PALO ALTO – May 11, 2022 – AppLovin Corporation (NASDAQ: APP) (“AppLovin” or “we”), a leading marketing platform, today announced financial results for first quarter ended March 31, 2022 and posted a Shareholder Letter at www.investors.applovin.com.

Webcast and Conference Calls

AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss first quarter 2022 results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or via the following dial-in number: 1-669-900-6833 and using webinar ID 936 8366 5461. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin

AppLovin’s leading marketing software provides developers with a powerful, integrated set of solutions to grow their businesses. AppLovin enables developers to market, monetize, analyze and publish their apps. The company’s first party content includes more than 350+ popular, engaging apps and its technology brings that content to millions of users around the world. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts

Investors

Ryan Gee

ir@applovin.com

Press

Kim Hughes

press@applovin.com

Source: AppLovin Corp.